EXHIBIT 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: October 22, 2004	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Third Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended September 30, 2004, of $25.7 million, or $0.54 basic and diluted income per share, which includes an extraordinary item of $1.8 million, net of tax, or $0.04 basic and diluted earnings per share. Net income for the same period last year was $11.2 million, or $0.23 basic and diluted earnings per share. Both current year and prior results have been adjusted for a restatement of prior periods as discussed in the Income Tax Matters section below.

The increase in earnings for the quarter ended September 30, 2004, when compared to the quarter ended September 30, 2003, resulted primarily from the 2003 asset impairment loss on the Customer Information System (“CIS”) with no comparable loss in the current period, the recording of the benefits of the IRS settlement in the quarter ended September 30, 2004 with no comparable amounts in the previous period, and an extraordinary gain on the re-application of Statement of Financial Accounting Standards No. 71 “Accounting for the Effects of Certain Types of Regulation,” (“SFAS No. 71”) to EE’s New Mexico jurisdictional operations (see below). These increases in earnings were partially offset by decreased retail sales, increased pensions and benefits expense, increased depreciation and amortization expenses, and the loss on extinguishment of debt.

“Despite cooler weather and the resultant effect on retail sales in the quarter, our customer growth continues to be one of our strengths,” said Gary Hedrick, El Paso Electric President and CEO. “With our recent credit ratings upgrades and our cost control efforts, we have demonstrated our ability to deliver consistent returns.”

Year to Date

Net income for the nine months ended September 30, 2004 was $36.4 million, or $0.77 and $0.76 basic and diluted earnings per share, respectively, compared to net income of $57.8 million, or $1.19 and $1.18 basic and diluted earnings per share, respectively, for the same period a year ago. Prior to the inclusion of the effects of SFAS No. 143 of $39.6 million, net of tax, or $0.81 basic and diluted earnings per share, earnings were $18.1

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

million, or $0.38 and $0.37 basic and diluted earnings per share, for the nine months ended September 30, 2003. The increase in earnings for the nine months ended September 30, 2004 prior to the consideration of the effects of SFAS No. 143 in the prior year, is related to the 2003 asset impairment loss on the CIS project with no comparable loss in the current period, the recording of the benefits of the IRS settlement, decreased non-Palo Verde maintenance expense, and the extraordinary gain related to the re-application of SFAS No. 71 to EE’s New Mexico jurisdictional operations (discussed below). These increases in earnings were partially offset by increased depreciation and amortization expenses, increased loss on extinguishment of debt, and increased pension and benefits expenses in the current year.

Re-application of SFAS No. 71 to EE’s New Mexico Jurisdiction

Regulated electric utilities typically prepare their financial statements in accordance with SFAS No. 71. Under this accounting standard, certain recoverable costs are shown as either assets or liabilities on a utility’s balance sheet if the regulator provides assurance that these costs will be charged to and collected from its customers (or has already permitted such cost recovery). The resulting regulatory assets or liabilities are amortized in subsequent periods based upon their respective amortization periods in a utility’s cost of service.

Beginning in 1991, the Company discontinued the application of SFAS No. 71 to its financial statements. This decision was based on the Company’s determination that its rates were no longer designed to recover its costs of providing service to customers. Upon emerging from bankruptcy in 1996, the Company again concluded that it did not meet the criteria for applying SFAS No. 71 because of the 10-year rate freeze in Texas and its ongoing intention not to seek changes in its New Mexico rates, which had been established in 1990.

During the quarter ended September 30, 2004, EE determined that the Company met the criteria necessary to re-apply SFAS No. 71 to its New Mexico jurisdictional operations. For the New Mexico jurisdiction, two key events transpired that, when considered together, resulted in the Company’s decision to re-apply SFAS No. 71. In late April of 2004, the Company received a final order approving a unanimous stipulation which established new base and fuel rates for its New Mexico customers. The Company’s approved rates were based upon its costs of providing service in New Mexico. That event, coupled with the repeal of New Mexico’s electric utility industry restructuring law, which occurred in April of 2003, resulted in the Company meeting the criteria for the re-application of SFAS No. 71, and as such, resulted in its re-application beginning July 1, 2004. The third quarter 2004 re-application of SFAS No. 71 to the Company’s New Mexico jurisdiction resulted in the recording of $23.5 million of regulatory assets and $21.7 million of regulatory liabilities, and the recording of a $1.8 million extraordinary gain, net of tax, or $0.04 basic and diluted earnings per share.

The Company’s Texas jurisdiction has been operating under a rate freeze since August 2, 1995. The rate freeze was for a ten-year period, and expires on July 31, 2005. Although the Company believes the rates established in 1995 were based upon its costs of service, the unusual length of the rate freeze period created substantial uncertainty as to the ultimate recovery of its costs over the entire freeze period. Consequently, the Company determined that it would not re-apply SFAS No. 71 to its Texas jurisdiction at the time it emerged from bankruptcy in February 1996. As the freeze period draws to a close, the Company will continue to evaluate whether it meets the criteria for the re-application of SFAS No. 71 to its Texas jurisdiction.

Income Tax Matters

During the quarter ended September 30, 2004, the Company recorded the effects of the settlement of the 1996-1998 IRS tax audit. The IRS settlement resulted in the recording of approximately $6.2 million of net income, or $0.13 basic and diluted earnings per share. Also during the quarter the Company determined that AMT credit carryforward assets pertaining to the pre-reorganization time period were overstated. The correction of this overstatement will be accomplished by making several adjustments to previously issued financial statements. The preliminary estimates indicate that the December 31, 2001 balance sheet related adjustments include the

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

elimination of $4.5 million of AMT credit carryforward assets, a related increase of $4.5 million in reorganization-related transmission and distribution assets, an increase of $2.8 million in accumulated depreciation, an increase in deferred tax liabilities of $0.7 million, and a decrease of $3.5 million in retained earnings. Recurring income statement related adjustments include an annual increase of $0.5 million in depreciation expense and an annual reduction in net income of $0.3 million, net of tax. As the reorganization-related transmission and distribution assets are being depreciated over the ten-year Texas rate freeze period, approximately $0.2 million, net of tax, of additional depreciation expense will be recorded between October 1, 2004 and July 31, 2005 (when the Texas rate freeze period ends).

Stock and Debt Repurchases

During the quarter, EE repurchased approximately 200,000 shares of common stock in the open market in accordance with the previously approved stock repurchase programs. Since the inception of the stock repurchase programs in 1999, EE has repurchased 15,250,000 shares in total at an aggregate cost of $174.9 million, including commissions. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

EE has repurchased or retired $581.8 million of first mortgage bonds with internally generated cash since inception of its deleveraging program in 1996. During the third quarter of 2004, EE repurchased $5.9 million of first mortgage bonds. Common stock equity as a percentage of capitalization, including current portion of long-term debt and financing obligations, was 47% as of September 30, 2004.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization, impairment loss, extraordinary gain on re-application of SFAS No. 71, and cumulative effect of accounting change (“EBITDA”) for the quarter and nine months ended September 30, 2004, compared to the same periods in 2003, are as follows (in thousands):

	Quarter Ended	Nine Months Ended
September 30, 2003	$68,735	$146,254
Changes in:
Increased (decreased) retail sales	(3,020)	3,570
Increased pension and benefits expenses	(2,361)	(4,352)
Loss on extinguishment of debt	(854)	(4,691)
Decreased economy margins and/or sales	(71)	(1,402)
Decreased non-Palo Verde maintenance	335	9,891
Other	582	847

September 30, 2004	$63,346	$150,117

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. As EBITDA is intended to be a measure of a firm’s operating cash flow, an adjustment was made to remove the effects of the impairment loss, extraordinary gain, and cumulative effect of accounting change. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Conference Call

A conference call to discuss third quarter 2004 earnings and earnings guidance is scheduled for 12 p.m. Eastern Time, Friday, October 22, 2004. The dial-in number is 888-385-9734 with a passcode of 2004. The conference leader will be Terry Bassham, Chief Financial and Administrative Officer of EE. A replay will run through November 5, 2004. The dial-in number is 866-505-6378, and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and http://www.streetevents.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended September 30, 2004 and 2003, are summarized as follows (In thousands except for share data):

	Quarter Ended September 30,
	2004	2003 (1)
Operating revenues, net of energy expenses	$128,393	$130,543
Impairment loss on CIS project	—	17,576
Other operating expenses	87,781	84,487
Other income (deductions)	(662)	609
Interest charges	11,554	11,443
Income tax expense	4,458	6,474

Income before extraordinary item	23,938	11,172
Extraordinary item, net (2)	1,802	—

Net income	$25,740	$11,172

Basic earnings per share:
Income before extraordinary item	0.50	0.23
Extraordinary item, net	0.04	—

Net income	$0.54	$0.23

Weighted average number of shares outstanding	47,456,759	48,034,945

Diluted earnings per share:
Income before extraordinary item	0.50	0.23
Extraordinary item, net	0.04	—

Net income	$0.54	$0.23

Weighted average number of shares and dilutive potential shares outstanding	48,092,572	48,441,240

	Quarter Ended September 30,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (3)	$63,346	$68,735
Interest expense	(11,554)	(11,443)
Income tax expense	(4,458)	(6,474)
Other non-cash expenses	7,287	6,397
Change in:
Deferred income taxes	(6,808)	9,411
Current assets	(4,715)	(25,653)
Current payables and accrued expenses	5,751	(15,012)
Other	(8,199)	(2,345)

Cash Flow from Operating Activities	$40,650	$23,616

(1)	Amounts have been adjusted to reflect the effects of the restatement.
(2)	Net of income tax expense of $1.0 million.
(3)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, and extraordinary item.

El Paso Electric Company’s consolidated results of operations for the nine months ended September 30, 2004 and 2003, are summarized as follows (In thousands except for share data):

	Nine Months Ended September 30,
	2004	2003 (1)
Operating revenues, net of energy expenses	$345,004	$343,644
Impairment loss on CIS project	—	17,576
Other operating expenses	259,235	262,999
Other income (deductions)	(5,474)	202
Interest charges	35,229	34,858
Income tax expense	10,515	10,277

Income before extraordinary item and cumulative effect	34,551	18,136
Extraordinary item, net (2)	1,802	—
Cumulative effect of accounting change, net (3)	—	39,635

Net income	$36,353	$57,771

Basic earnings per share:
Income before extraordinary item and cumulative effect	$0.73	$0.38
Extraordinary item, net	0.04	—
Cumulative effect of accounting change, net	—	0.81

Net income	$0.77	$1.19

Weighted average number of shares outstanding	47,469,393	48,662,323

Diluted earnings per share:
Income before extraordinary item and cumulative effect	$0.72	$0.37
Extraordinary item, net	0.04	—
Cumulative effect of accounting change, net	—	0.81

Net income	$0.76	$1.18

Weighted average number of shares and dilutive potential shares outstanding	47,991,751	49,028,404

	Nine Months Ended September 30,
	2004	2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (4)	$150,117	$146,254
Interest expense	(35,229)	(34,858)
Income tax expense	(10,515)	(10,277)
Other non-cash expenses	19,936	18,796
Change in:
Deferred income taxes	(7,892)	6,417
Current assets	(21,475)	(23,048)
Current payables and accrued expenses	13,026	(16,420)
Other	293	1,913

Cash Flow from Operating Activities	$108,261	$88,777

(1)	Amounts have been adjusted to reflect the effects of the restatement.
(2)	Net of income tax expense of approximately $1.0 million.
(3)	Net of income tax expense of approximately $25.0 million.
(4)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, extraordinary item and cumulative effect of accounting change.

El Paso Electric Company’s consolidated results of operations for the twelve months ended September 30, 2004 and 2003, and consolidated pro forma results of operations for the twelve months ended September 30, 2003, which reflect the application of SFAS No. 143 on a retroactive basis are summarized as follows (In thousands except for share data):

	Twelve Months Ended September 30,
	2004	2003 (1)	Pro forma 2003 (1)
Operating revenues, net of energy expenses	$444,763	$446,052	$446,052
Impairment loss on CIS project	—	17,576	17,576
FERC settlements	—	15,500	15,500
Other operating expenses	342,328	350,122	350,300
Other income (deductions)	(5,333)	(343)	(343)
Interest charges	46,894	49,603	47,539
Income tax expense	13,471	3,550	4,280

Income before extraordinary item and cumulative effect	36,737	9,358	10,514
Extraordinary item, net (2)	1,802	—	—
Cumulative effect of accounting change, net (3)	—	39,635	—

Net income	$38,539	$48,993	$10,514

Basic earnings per share:
Income before extraordinary item and cumulative effect	$0.77	$0.19	$0.22
Extraordinary item, net	0.04	—	—
Cumulative effect of accounting change, net	—	0.81	—

Net income	$0.81	$1.00	$0.22

Weighted average number of shares outstanding	47,531,797	48,900,634	48,900,634

Diluted earnings per share:
Income before extraordinary item and cumulative effect	$0.76	$0.19	$0.21
Extraordinary item, net	0.04	—	—
Cumulative effect of accounting change, net	—	0.80	—

Net income	$0.80	$0.99	$0.21

Weighted average number of shares and dilutive potential shares outstanding	48,039,553	49,279,690	49,279,690

	Twelve Months Ended September 30,
	2004	2003	Pro forma 2003
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (4)	$189,138	$167,472	$166,380
Interest expense	(46,894)	(49,603)	(47,539)
Income tax expense	(13,471)	(3,550)	(4,280)
Other non-cash expenses	25,258	25,893	24,921
Change in:
Deferred income taxes	(4,246)	(2,952)	(2,222)
Current assets	(1,262)	(10,789)	(10,789)
Current payables and accrued expenses	4,550	1,349	1,349
Other	1,425	2,968	2,968

Cash Flow from Operating Activities	$154,498	$130,788	$130,788

(1)	Amounts have been adjusted to reflect the effects of the restatement.
(2)	Net of income tax expense of approximately $1.0 million.
(3)	Net of income tax expense of approximately $25.0 million.
(4)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, impairment loss, extraordinary item and cumulative effect of accounting change.

Quarter Ended September 30, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	586,905	605,256		(3.0)%
Commercial and industrial, small	618,039	628,261		(1.6)%
Commercial and industrial, large	311,814	314,266		(0.8)%
Sales to public authorities	346,887	358,152		(3.1)%

Total retail sales	1,863,645	1,905,935		(2.2)%

Wholesale:
Sales for resale	11,163	19,861		(43.8	)% (1)
Economy sales	536,151	409,136		31.0	% (2)

Total wholesale sales	547,314	428,997		27.6%

Total kWh sales	2,410,959	2,334,932		3.3%

Operating revenues:
Base revenues:
Retail:
Residential	$52,420	$54,323		(3.5)%
Commercial and industrial, small	47,036	47,501		(1.0)%
Commercial and industrial, large	11,237	11,215		0.2%
Sales to public authorities	19,495	20,169		(3.3)%

Total retail base revenues	130,188	133,208		(2.3)%
Wholesale:
Sales for resale	481	926		(48.1	)% (1)

Total base revenues	130,669	134,134		(2.6)%
Fuel revenues	47,499	42,844		10.9	% (3)
Economy sales	23,382	17,697		32.1	% (2)
Other	3,391	2,750		23.3	% (4) (5)

Total operating revenues	$204,941	$197,425		3.8%

Capital Expenditures	$16,524	$16,810

Cash Interest Payments	$12,309	$12,604

Depreciation and Amortization	$23,396	$22,070	(6)

EBITDA	$63,346	$68,735

(1)	Primarily due to a 2003 CFE wholesale power contract with no comparable contract in 2004 and decreased sales to the Rio Grande Electric Cooperative.
(2)	Primarily due to an increase in the availability of power from Palo Verde and Four Corners.
(3)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues.
(6)	Adjusted to reflect the effects of the restatement.

Nine Months Ended September 30, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	1,523,708	1,483,707		2.7%
Commercial and industrial, small	1,629,402	1,600,965		1.8%
Commercial and industrial, large	930,649	880,791		5.7%
Sales to public authorities	949,559	931,600		1.9%

Total retail sales	5,033,318	4,897,063		2.8%

Wholesale:
Sales for resale	33,916	59,067		(42.6	)% (1)
Economy sales	1,454,125	1,442,720		0.8%

Total wholesale sales	1,488,041	1,501,787		(0.9)%

Total kWh sales	6,521,359	6,398,850		1.9%

Operating revenues:
Base revenues:
Retail:
Residential	$134,572	$132,142		1.8%
Commercial and industrial, small	126,483	125,624		0.7%
Commercial and industrial, large	32,540	32,125		1.3%
Sales to public authorities	55,098	55,232		(0.2)%

Total retail base revenues	348,693	345,123		1.0%
Wholesale:
Sales for resale	1,393	2,873		(51.5	)% (1)

Total base revenues	350,086	347,996		0.6%
Fuel revenues	123,843	94,811		30.6	% (2)
Economy sales	60,873	58,367		4.3%
Other	8,197	6,235		31.5	% (3) (4)

Total operating revenues	$542,999	$507,409			7.0%

Capital Expenditures	$46,534	$49,545

Cash Interest Payments	$37,310	$39,263

Depreciation and Amortization	$69,822	$65,407	(5)

EBITDA	$150,117	$146,254

(1)	Primarily due to a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Represents revenues with no related kWh sales.
(4)	Primarily due to increased transmission revenues.
(5)	Adjusted to reflect the effects of the restatement.

Twelve Months Ended September 30, 2004 and 2003 (In thousands):

	2004	2003		Increase (Decrease)
kWh sales:
Retail:
Residential	1,972,172	1,889,444		4.4%
Commercial and industrial, small	2,125,297	2,059,691		3.2%
Commercial and industrial, large	1,246,923	1,157,129		7.8%
Sales to public authorities	1,242,308	1,196,550		3.8%

Total retail sales	6,586,700	6,302,814		4.5%

Wholesale:
Sales for resale	42,603	217,422		(80.4	)% (1)
Economy sales	1,932,287	1,787,455		8.1%

Total wholesale sales	1,974,890	2,004,877		(1.5)%

Total kWh sales	8,561,590	8,307,691		3.1%

Operating revenues:
Base revenues:
Retail:
Residential	$173,889	$167,930		3.5%
Commercial and industrial, small	166,293	162,745		2.2%
Commercial and industrial, large	43,709	42,559		2.7%
Sales to public authorities	73,003	71,407		2.2%

Total retail base revenues	456,894	444,641		2.8%
Wholesale:
Sales for resale	1,743	7,989		(78.2	)% (1)

Total base revenues	458,637	452,630		1.3%
Fuel revenues	151,792	131,426		15.5	% (2)
Economy sales	79,042	68,423		15.5	% (3)
Other	10,481	8,728		20.1	% (4) (5)

Total operating revenues	$699,952	$661,207		5.9%

Capital Expenditures	$74,069	$66,468

Cash Interest Payments	$49,643	$50,990

Depreciation and Amortization	$92,036	$87,385	(6)

EBITDA	$189,138	$167,472	(7)

(1)	Primarily due to the expiration of a wholesale power contract with TNP on December 31, 2002 and a 2003 CFE wholesale power contract with no comparable contract in 2004.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Primarily due to higher market prices and increased sales.
(4)	Represents revenues with no related kWh sales.
(5)	Primarily due to increased transmission revenues partially offset by decreased MiraSol revenues.
(6)	Adjusted to reflect the effects of the restatement. Pro forma depreciation and amortization would be $86,471 in 2003 assuming SFAS No. 143 had been applied on a retroactive basis.
(7)	Pro forma EBITDA would be $166,380 in 2003 assuming SFAS No. 143 had been applied on a retroactive basis.

At September 30, 2004 and 2003 (In thousands, except number of shares and book value per share):

	2004	2003 (1)
Cash and Temporary Investments	$34,578	$31,268

Common Stock Equity	$533,237	$498,481
Long-term Debt, Net of Current Portion	557,201	588,571
Financing Obligations, Net of Current Portion	—	19,866

Total Capitalization	$1,090,438	$1,106,918

Current Portion of Long-Term Debt and Financing Obligations	$39,986	$22,060

Number of Shares	47,401,765	48,181,249

Book Value Per Common Share	$11.25	$10.35

Number of Retail Customers	331	322

(1)	Amounts have been adjusted to reflect the effects of the restatement.